SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   February 13, 2009

 China Yida Holding, Co.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-26777	22-3662292
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

RM 1302-3 13/F, Crocodile House II
55 Connaught Road Central Hong Kong
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

86-591-28308388
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective February 13, 2009 (the “Effective Date”), we entered into a Cooperation Agreement (the “Agreement”) with Railway Media Center (“RMC”) for the purpose of collaborating with RMC to produce programs titled “Journey through China on the Train” (the “Journey Program”) that will be broadcast to passengers traveling on train.

The Agreement has a term of six (6) years, commencing March 1, 2009 and expiring February 29, 2016 (the “Term”). During the Term, we are obligated to plan and film the Journey Program, and RMC shall review and broadcast the Journey Program. The content of the Journey Program will focus on introduction and preview of natural resources,  culture and history of tourism destinations, tourism advertisement and travel tips. RMC will appoint the program supervisor and we will appoint all the other personnel.

We and RMC agreed that the Journey Program shall be inserted into the programs produced by RMC for train passengers and be broadcast in accordance with the following rules:

(1)
For the train line into Tibet, the Journey Program will be limited to 20’ duration, and be inserted into the program that RMC produced by themselves. The Journey Program shall be broadcast daily on a rolling basis.

(2)	For the high-speed motor train unit, the Journey Program will be limited to the range of 5-20 minutes, and be broadcast daily on a rolling basis.

(3)	For the national broadcast channels covering 18 railway bureaus, we will produce a new 20’ episode every week with its premier broadcast on Saturday evening and replay on Sunday afternoon.

(4)	During the Term, if RMC increases its train TV broadcast channels, the Journey Program will be inserted into these added channels and be broadcast on a rolling basis.

Pursuant to the Agreement, RMC shall provide us with broadcast schedules for both train line and national broadcast channels every month. In the event of any adjustment to the broadcast schedules, frequency and channel, RMC shall provide us one week advance notice. In addition, RMC is obligated to provide 1-2 office spaces in Beijing for our professional personnel. In exchange, the Journey Program shall comply with national regulations on relevant industry, and RMC’s technical requirement and approval. Fifteen (15) days prior to its broadcast, our Journey Program will be submitted to RMC’s program database.

During the first three (3) years of the Term, we are obligated to pay RMC an annual consulting fee of 300,000 RMB.  For the remaining three (3) years of the Term, we are obligated to pay RMC an annual consulting fee of 350,000 RMB.  The consulting fee shall be paid in equal quarterly installments payable on the first day of each quarter.

As a further condition of the Agreement, we are obligated to provide RMC with two sample programs for their review. After gaining their approval and beginning on March 1, 2009, we will send the Journey Program to the RMC for broadcast on a regular basis. Within seven (7) days after the Effective Date, we shall pay RMC a cash deposit in the sum of 100,000 RMB. Provided that we fail to fulfill the obligation of providing two sample programs, this Agreement will be invalidated and the cash deposit will be nonrefundable.

Except for circumstances that are outside our reasonable control, including, without limitation, natural disaster, national administrative policy restriction, definitive statutory restriction, neither we nor RMC can terminate the Agreement unilaterally. In case either party breaches this agreement, the breaching party is liable for any direct or indirect economic damages of the non-breaching party arising from, or in connection with such breach.

Item 7.01 Regulation FD Disclosure

On February 19, 2009, we issued a press release announcing the effectuation of the Agreement detailed in item 1.01 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.

(b)	Pro Forma Financial Information.
Not applicable.

(c)	Exhibits.
99.1 Press Release for the Railway Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

China Yida Holding, Co.

By:   /s/ Minhua Chen
Name: Minhua Chen
Title: Chairman of the Board of Directors

Dated: February 19, 2009